UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 27, 2010

(Date of earliest event reported)

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Expressway Drive South, Brentwood, New York		11717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of AVID Medical, Inc.

On August 27, 2010 (the “Effective Date”), Medical Action Industries Inc., a Delaware corporation (“Medical Action”) and MA Acquisition Inc., a wholly-owned subsidiary of Medical Action, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AVID Medical, Inc., a Delaware corporation, (“AVID”), pursuant to which Medical Action has agreed to acquire AVID through a merger between MA Acquisition Inc. and AVID, with AVID surviving the merger as a wholly owned subsidiary of Medical Action (the “Merger”).

AVID was founded in 1998 and is a leading provider of custom procedure trays to the healthcare industry and is well known as a provider of high quality products and services with a core focus on customer satisfaction. AVID conducts its operations from a new, highly efficient 185,000 square foot facility located in Toano, Virginia which is just outside Richmond. During its most recent fiscal year ended March 31, 2010 AVID recorded sales of approximately $136 million dollars.

Pursuant to the Merger, the stockholders of AVID (including stockholders resulting from the exchange of options and the conversion of preferred stock) will receive $62.5 million (the “Merger Consideration”) for all the issued and outstanding common stock of AVID, subject to certain adjustments, including for the payment certain transaction costs and for any outstanding indebtedness of AVID. Medical Action will finance the Merger Consideration to be paid to the AVID stockholders through its Amended and Restated Credit Agreement dated as of August 27, 2010. Medical Action will deposit $6.0 million of the Merger Consideration into an indemnity escrow fund, which fund will be available for 12 months following the acquisition for indemnification obligations pursuant to the Merger Agreement. AVID has made customary representations and warranties, which generally survive for a period of 12 months after the date of the Merger Agreement. The Merger has been approved by the Board of Directors of Medical Action as well as the Board of Directors and requisite stockholders of AVID.

The foregoing summary of the Merger Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Medical Action or AVID. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Medical Action or AVID or any of their respective subsidiaries or affiliates. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Merger Agreement, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Medical Action’s public disclosures.

Credit Agreement and Related Agreements

On October 17, 2006, Medical Action entered into a Credit Agreement (the “Prior Credit Agreement”), among Medical Action, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto (the “Prior Lenders”) pursuant to which the Prior Lenders agreed to make certain extensions of credit to Medical Action.

On August 27, 2010, Medical Action agreed to amend and restate the Prior Credit Agreement in its entirety and entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), among Medical Action as borrower, JPMorgan Chase Bank, N.A. as administrative agent (the “Agent”), Citibank, N.A. as syndication agent and HSBC Bank USA, N.A., Sovereign Bank and Wells Fargo Bank, N.A. as co-documentation agents, and the other lenders party thereto (the “Lenders”).

The Credit Agreement provides for an $80.0 million secured Term Loan and a $30.0 million secured Revolving Credit Facility. The Term Loan shall be used by Medical Action to repay existing term loans provided for in the Prior Credit Agreement and to fund the Merger. The Revolving Credit Facility shall be used to finance the working capital needs and general corporate purposes of Medical Action and its subsidiaries and for permitted acquisitions. Amounts outstanding under the Credit Agreement will bear interest at a rate per annum equal to, at the election of Medical Action, (i) Reserve Adjusted Libor (as defined in the Credit Agreement) plus a margin of between 2.25% and 3.00% based on Medical Action’s Leverage Ratio (as defined in the Credit Agreement) or (ii) an Alternate Base Rate (as defined in the Credit Agreement) plus a margin of between 1.25% and 2.00% based on the Medical Action’s Leverage Ratio. Any overdue amounts under the Credit Agreement will bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such loan.

Medical Action incurs a letter of credit fee equal to the then applicable margin for Reserve Adjusted Libor for each letter of credit issued. In addition, Medical Action is required to pay the Lenders a commitment fee at a rate per annum of between 0.35% and 0.50% based on Medical Action’s Leverage Ratio on the daily unused amount of the credit facility commitments of such Lenders during the period for which the payment is made, payable quarterly in arrears. Medical Action may optionally prepay loans or reduce the credit facility commitments at any time, without penalty.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to Medical Action and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, compliance with laws, maintenance of properties and insurance, and an agreement to cause future material domestic subsidiaries to become parties to the Amended and Restated Security Agreement referred to below. Negative covenants include, among others, with respect to Medical Action and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens other than Permitted Liens (as defined in the Credit Agreement), limitation on investments, limitations on mergers, asset sales and acquisition, other than Permitted Acquisitions (as defined in the Credit Agreement), limitations on dividends and other restricted payments, limitations on affiliate transactions, limitations on sale and lease-back transactions and limitations on changing fiscal reporting periods.

In addition, the Credit Agreement imposes financial covenants that require Medical Action to maintain (i) a capital expenditure limit of $10.0 million per fiscal year, (ii) a maximum Leverage Ratio (as defined in the Credit Agreement) of (a) 3.50:1.00 for each fiscal quarter through June 30, 2011, (b) 3.25:1.00 for each fiscal quarter after June 30, 2011 through June 30, 2012, (c) 3.00:1.00 for each fiscal quarter after June 30, 2012 through December 31, 2012, (d) 2.75:1.00 for each fiscal quarter after December 31, 2012 through December 31, 2013 and (e) 2.50:1.00 for each fiscal quarter thereafter, and (iii) a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of 1.25:1.00.

The Credit Agreement contains customary events of default, including, among others, the non-payment of principal, interest or other amounts when due, inaccuracy of Medical Action’s representations and warranties in any material respect, violations of covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events and the occurrence of a Change in Control (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy or insolvency event of default causes such obligations automatically to be come immediately due and payable.

The obligations of Medical Action under the Credit Agreement are guaranteed by its domestic subsidiaries pursuant to an Amended and Restated Guaranty among the subsidiary guarantors party thereto from time to time (the “Guarantors”) and the Agent on behalf of the Lenders. The loans and other obligations of Medical Action under the Credit Agreement and related loan documents, and the guaranty obligations of the Guarantors under the Guaranty, are secured by substantially all of the tangible and intangible assets of Medical Action and each Guarantor pursuant to the terms of an Amended and Restated Security Agreement.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description contained under Item 1.01 – Acquisition of AVID Medical, Inc., above, is incorporated by reference in its entirety into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 – Credit Agreement and Related Agreements, above, is incorporated by reference in its entirety into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 27, 2010, Mr. Michael Sahady was elected to Medical Action’s Board of Directors (the “Board”) as a Class II director to serve from the Effective Date until the 2012 Annual Meeting. Prior to his election to the Board, Mr. Sahady was the Chairman of the Board of Directors and Chief Executive Officer of AVID. Mr. Sahady is not expected to serve on any Board committees during his tenure as a Board member, but, as provided in the Merger Agreement, he will provide services to AVID as an employee.

Compensatory Arrangements

AVID entered into an Employment Agreement with Mr. Sahady on August 27, 2010 that governs Mr. Sahady’s employment with AVID (the “Employment Agreement”). The Employment Agreement terminates a previous employment agreement between Mr. Sahady and AVID that was originally effective January 1, 2008, along with all the obligations or rights of either party under that previous employment agreement.

The initial term of the Employment Agreement is one calendar year from August 27, 2010, with an optional extension to the initial term if both Mr. Sahady and AVID agree to an extension in writing prior to the end of the initial term. Mr. Sahady will report to the Chief Executive Officer of Medical Action. Mr. Sahady’s base salary will be $100,000 per year, and he will be eligible to participate in AVID’s benefit or fringe benefit plans to the same extent as any other similarly situated employee of AVID.

AVID has the right to terminate the Employment Agreement with or without cause or for no reason, at any time. Mr. Sahady may terminate his employment at any time by providing AVID with a 60 day written notice. Mr. Sahady’s Employment Agreement does not provide for any severance payments on termination of employment for any reason.

The Employment Agreement contains standard confidentiality and non-competition restrictions. Mr. Sahady will not compete with AVID or Medical Action for a period of one-year following a termination of Mr. Sahady’s employment for any reason. If any dispute arises with respect to the Employment Agreement, Mr. Sahady and Medical Action will seek settlement of the controversy through an arbitration process.

The foregoing summary of the Employment Agreement does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Medical Action issued a press release regarding the transaction contemplated by the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to the Current Report, and incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Medical Action will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

Medical Action will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated August 27, 2010, by and among Medical Action Industries Inc., MA Acquisition Inc., AVID Medical, Inc and Michael Sahady as Stockholder Representative.

10.1	Amended and Restated Credit Agreement, dated August 27, 2010, by and among Medical Action Industries Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., HSBC Bank USA, N.A., Sovereign Bank, Wells Fargo Bank, N.A., and the other lenders party thereto.

10.2	Employment Agreement, dated August 27, 2010, by and between AVID Medical, Inc. and Michael Sahady.

99.1	Press release dated August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Action Industries Inc. (Registrant)

Dated: August 27, 2010	By:	/S/ CHARLES L. KELLY JR.
	Name:	Charles L. Kelly Jr.
	Title:	Chief Financial Officer